                                                                    Exhibit 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Forms S-3, S-1 and F-1 of our report dated February 28, 1995, relating to the balance sheet of California Petroleum Transport Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  Price Waterhouse LLP

PRICE WATERHOUSE
Boston, Massachusetts


March 10, 1995